EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, James Crossen, Chief Financial Officer and Chief Accounting Officer of Spartan Acquisition Corp. III (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: March 29, 2021

/s/ James Crossen
James Crossen
Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)